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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of ChoicePoint Inc.:

We consent to the incorporation by reference in this Registration Statement of ChoicePoint Inc. on Form S-8 of our report dated March 6, 2000 on the consolidated financial statements of DBT Online, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of DBT Online Inc. and subsidiaries for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
-------------------------
Fort Lauderdale, Florida
May 19, 2000